UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

November 1, 2013

EXTREME NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

145 Rio Robles
San Jose, California 95134

(Address of principal executive offices)

Registrant's telephone number, including area code:
(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Certain Officer
Effective November 1, 2013, Chris Crowell joined Extreme Networks, Inc. (“Extreme Networks” or the “Company”) as Chief Operating Officer following the closing of the acquisition of Enterasys Networks, Inc. (“Enterasys”) by Extreme. Mr. Crowell, age 50, has over 20 years of leadership experience, including serving as the president and chief executive officer of Enterasys since January 2009. Previously, Mr. Crowell served as Enterasys’ chief technology officer, a position he held starting in 2006. Prior to joining Enterasys, Mr. Crowell spent several years with Aprisma Management Technologies which began as the Spectrum business unit of Cabletron Systems and later became Enterasys. At Aprisma, Mr. Crowell led information technology, research and development, services, solution engineering, support and training.
In accordance with an offer letter agreement entered into with the Company (the “Offer Letter”), Mr. Crowell will receive an annual salary of $450,000, less applicable taxes and withholdings, and will be eligible to participate in the Company’s standard employee benefits plans. In addition, Mr. Crowell will be eligible to participate in the Company’s sales compensation plan with an annual target of $450,000.
In addition, the Company has agreed to enter into an executive change in control severance agreement with Mr. Crowell in the form standard for the Company’s executive officers, under which, in exchange for delivering a release of claims in favor of the Company, Mr. Crowell will be entitled to 12 months of his salary as then in effect, and 12 months of medical benefits payments. Finally, the Company has agreed to provide Mr. Crowell a severance of 12 months of his salary as then in effect and 12 months of medical benefits payments in the event of his termination not for cause as further defined in the Offer Letter.
There are no family relationships between Mr. Crowell and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The description of the terms of the Offer Letter is qualified in its entirety by the full text of the Offer Letter filed herewith as Exhibit 10.1.
Departure of Certain Officer
As part of a mutual separation due to an acquisition-related job consolidation, Nancy Shemwell’s last day of employment as Executive Vice President, Global Sales of the Company was November 4, 2013. In connection with her separation, the Company and Ms. Shemwell entered into a Separation Agreement and General Release of Claims (the “Shemwell Agreement”), under which Ms. Shemwell is entitled to a lump sum cash payment of $487,500 plus twelve months of COBRA payments. The foregoing description of the Shemwell Agreement is qualified in its entirety by reference to the full text of the Shemwell Agreement, a copy of which is filed herewith as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1	Offer Letter executed November 1, 2013, between Extreme Networks, Inc. and Chris Crowell.

10.2	Separation Agreement and General Release of Claims executed November 1, 2013 between Extreme Networks, Inc. and Nancy Shemwell.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 7, 2013

EXTREME NETWORKS, INC.

By:	/s/ ALLISON AMADIA
ALLISON AMADIA
Vice President, General Counsel and Corporate Secretary